Exhibit 99.1

THOR Industries Forms New Subsidiary, Hymer USA, To Manufacture And Sell European-Designed RVs In North America In 2020

Hymer USA to use German innovation and manufacturing processes—a first for the US RV industry

ELKHART, Ind., Jan. 30, 2020 /PRNewswire/ — THOR Industries, Inc. (NYSE: THO) today announced the formation of Hymer USA, a new subsidiary focused on producing and marketing recreational vehicles (RVs) utilizing European manufacturing practices, automation and control standards - a first for North America’s RV industry. Hymer USA will be based in Bristol, Indiana, with initial product availability expected in the fourth quarter of calendar year 2020.

The announcement follows THOR’s 2019 acquisition of Europe’s Erwin Hymer Group (EHG), which created the world’s largest RV manufacturer, holding leading positions on both continents. Erwin Hymer Group is a long-standing leader in the European RV market and one of the largest RV manufacturers in Europe. EHG, including its Hymer brand, is well-known for innovation, design and product quality.

“We are very proud of our extensive brand portfolio, which has historically allowed us to be responsive to the diverse needs of both our dealers and consumers. The Hymer brand and product offering has already received very positive feedback from our North American dealer network,” stated Bob Martin, President and CEO of THOR Industries. “Delivering to the North American market the innovation, design and quality for which the Hymer brand is known will benefit consumers and dealers and further enhance THOR’s leadership position within the market, which we believe will provide strong long-term value to our investors.”

“We anticipate significant benefits in working together with our German team, learning from each other and, ultimately, offering unique products to provide years of enjoyable experiences for our customers. As we begin to leverage the combined talent of our companies and share best practices across the globe, we are more optimistic than ever about the future.”

Initial phases of the EHG acquisition integration have been completed with the oversight of Troy James, THOR Industries Senior Vice President. James, one of THOR’s most experienced company leaders, who has spent considerable time in Europe over the past year engaging with the EHG leadership team, will take on the additional responsibility of overseeing Hymer USA.

“Troy is one of our top leaders. His experience and leadership make him ideally suited to lead our newly created Hymer USA subsidiary while continuing his responsibilities with the EHG leadership team,” shared Bob Martin. “We look forward to the leadership Troy will provide in introducing the Hymer product and manufacturing processes to the North American market, uniquely establishing Hymer as a global brand.”

“Having worked closely with EHG this past year, I’m very impressed by their teamwork, product innovation and manufacturing processes,” James said. “We are very excited to fully incorporate the EHG best practices into the operations of the newly created Hymer USA subsidiary starting on day one.”

Employees in key product development roles and with specific European manufacturing expertise will relocate from Germany to Bristol to allow Hymer USA to replicate its proven manufacturing process in collaboration with THOR’s skilled American workforce. The Company will utilize an existing, newly renovated, company-owned facility with the expectation of investing approximately $8 to $10 million in additional capital expenditures during 2020- primarily for machinery and equipment to build out the facility for Hymer USA.

“Hymer USA will feature a very different way of manufacturing not currently seen in the North American RV industry, including automated processes that will be implemented throughout design and assembly,” James said. “Products will benefit from the world-leading quality standards set by EHG and our new work environment will feature highly skilled team members collaborating directly with employees from EHG’s European operations while incorporating the speed to market for which THOR is well-regarded.”

About THOR Industries, Inc.

THOR is the sole owner of operating subsidiaries that, combined, represent the world’s largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward Looking Statements

This release includes certain statements that are “forward looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products, services and production facilities; consumer preferences; the ability to efficiently utilize existing production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; equity investment impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are sold; and changes to our investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE (“EHG”) include risks regarding the potential benefits of the acquisition and the anticipated operating synergies, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG’s business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2019.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACTS

Investor Relations:

Mark Trinske, Vice President of Investor Relations

mtrinske@thorindustries.com

(574) 970-7912

Media:

Renee Jones, Senior Director of Marketing

rjones@thorindustries.com

(574) 294-7772